ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Escrow Agreement”) is made and entered into as of November 11, 2016, by and among BOCO Silicon Valley, Inc., a California corporation (“Buyer”), STEMCELLS, INC., a Delaware corporation, (“Seller”) under the Asset Purchase Agreement (as defined below), Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent (the “Escrow Agent”), Kenneth B. Stratton in his capacity as representative to the Consultants (as defined herein) (“Consultants’ Representative”), and Alpha Capital Anstalt (“Alpha Capital”). Buyer and together with Seller, Consultants’ Representative and Alpha Capital are sometimes referred to individually as “Party” and collectively as the “Parties,” provided that (a) Consultants’ Representative is a Party solely with respect to Sections 3.2 and 4.3, Section 5, Section 6.3, Section 9 and Section 10 and (b) Alpha Capital is a Party solely with respect to Section 3.2, Sections 5.3(a), 10.2(a), 10.4, 10.3, 10.4, 10.5, 10.7, 10.8, 10.9 and 10.10.

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of November 11, 2016, by and among Buyer, Seller, STEM CELL SCIENCES HOLDINGS LIMITED, a private limited company registered in Scotland that is a wholly-owned subsidiary of Seller (“STEMCELLS Holdings”), and STEMCELLS CALIFORNIA, INC., a California corporation that is a wholly-owned subsidiary of STEMCELL Holdings (as such agreement may be amended, restated or otherwise modified from time to time, the “Asset Purchase Agreement”).

WHEREAS, Section 1.6(b) of the Asset Purchase Agreement requires Buyer and Seller to enter into this Escrow Agreement;

WHEREAS, pursuant to the terms and conditions of Section 1.6(c) of the Asset Purchase Agreement, on November 10, 2016 (“Funding Date”) Buyer has agreed to deliver to the Escrow Agent $3,700,000 (the “Escrow Deposit,” and together with any and all interest and other amounts earned thereon from and after the date hereof and as reduced by any disbursements, withdrawals or losses on investments, the “Escrow Funds”), which amount shall be held in a segregated account, to serve as a source of payment of (a) the amounts to Seller pursuant to Section 1.7(d) and Section 8.4(b) of the Asset Purchase Agreement, (b) the amounts to Buyer pursuant to Section 1.7(e) and Section 7.2(b) of the Asset Purchase Agreement, (c) the amounts to the individuals whose consulting agreements are described in Section 2.14 of the Sellers Disclosure Schedule (as defined in the Asset Purchase Agreement) and whose names are set forth in Schedule 1 attached hereto (the “Consultants”), pursuant to Section 1.7(d) and Section 8.4(b) of the Asset Purchase Agreement (the “Consultants’ Amounts”), and (d) the amounts, if any, owed to Buyer by Seller pursuant to the payment and indemnification obligations set forth in Article VIII of the Asset Purchase Agreement; and

WHEREAS, Seller and Alpha Capital are parties to that certain Partial Release of Security Interest, dated November 11, 2016, with respect to that certain Security Agreement, dated as of August 15, 2016, by and between Seller and Alpha Capital.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer, Seller, Consultants’ Representative, the Escrow Agent and Alpha Capital agree as follows:

Section 1      Capitalized Terms. Each capitalized term which is used but not otherwise defined in this Escrow Agreement has the meaning assigned to such term in the Asset Purchase Agreement; however, the Escrow Agent shall not be responsible for having knowledge of any term not defined within this Escrow Agreement.

Section 2      Appointment of and Acceptance by Escrow Agent. Buyer and Seller hereby appoint and designate the Escrow Agent to acquire and maintain possession of the Escrow Funds under the terms and conditions set forth herein and to act as escrow agent for the purposes set forth herein and under the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment and designation under the terms and conditions set forth herein.

Section 3      Receipt of Deposit; Establishment of Escrow; Interest.

3.1       The Escrow Agent shall hold in escrow, invest and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement. On the Funding Date, Buyer will deliver the Escrow Deposit to the Escrow Agent, and the Escrow Agent will acknowledge to Buyer and Seller the Escrow Deposit upon receipt.

3.2       The Escrow Agent shall establish a segregated account in which to hold the investments in which the Escrow Funds (or any portion thereof) may, from time to time, be invested (the “Escrow Account”). The Escrow Agent shall also maintain and make available to Buyer, Seller, Consultants’ Representative and Alpha Capital on a monthly basis, an account statement with respect to the Escrow Account in form and substance as customarily provided by the Escrow Agent for escrow accounts for which it acts as escrow agent. The Escrow Agent shall not dispose of the Escrow Funds except as expressly provided for in this Escrow Agreement.

Section 4      Investment of the Escrow Funds.

4.1       During the term of this Escrow Agreement, the Escrow Funds shall be invested in an interest-bearing demand deposit account at JPMorgan Chase Bank, N.A. (“JPMorgan”). Interest-bearing demand deposit accounts have rates of interest or compensation that may vary from time to time as determined by JPMorgan.

4.2       Each Party acknowledges that it was not offered any investment, tax or accounting advice or recommendation by the Escrow Agent with regard to any investment and has made an independent assessment of the suitability and appropriateness of an interest-bearing demand deposit account at JPMorgan. The Escrow Agent shall not have any liability for any loss sustained as a result of the deposit of the Escrow Funds in an interest-bearing demand deposit account at JPMorgan; provided, that such losses shall not have resulted from the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent shall have the right to withdraw funds from the interest-bearing demand deposit account at JPMorgan in order to provide funds necessary to make required payments under this Escrow Agreement.

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4.3       All interest or other income earned under this Escrow Agreement shall be allocated to Seller and the Consultants and reported, by Escrow Agent to the Internal Revenue Service (“IRS”), or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Deposit by Seller and the Consultants whether or not said income has been distributed during such year. The Parties hereby represent to Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Escrow Agreement. Consultants’ Representative shall provide to the Escrow Agent any tax documentation for Consultants’ Representative or any of the Consultants that may be reasonably requested by the Escrow Agent prior to the Closing Date (and from time to time thereafter if the provided tax documentation expires or becomes obsolete).

Section 5      Payments From the Escrow Funds.

5.1       General. Except as otherwise specifically provided herein, the Escrow Agent shall release the Escrow Funds only pursuant to and in accordance with: (a) joint written instructions signed by both Seller and Buyer, (b) a copy of a final and non-appealable award, judgment or order issued by a court of competent jurisdiction adjudicating a dispute with respect to a disputed amount of an indemnification claim, or (c) a copy of a final decision from an arbitrator in proceedings administered by the China International Economic and Trade Arbitration Commission pursuant to Section 9.5 of the Asset Purchase Agreement. All disbursements made pursuant to this Section 5.1 shall be made in accordance with the provisions set forth in Section 5.5 hereto.

5.2       Release to Buyer for Indemnification Claims.

(a)       Each time a BOCO Indemnified Party seeks recovery from the Escrow Funds on or prior to the Escrow Termination Date (as defined below) for a claim under Article VIII of the Asset Purchase Agreement (an “Indemnification Claim”), such BOCO Indemnified Party shall deliver a Claim Notice (as defined below) to Seller. “Claim Notice” shall mean a written claim notice by a BOCO Indemnified Party to Seller making a claim for indemnification against Losses in respect of a claim for indemnification pursuant to Section 8.2 of the Asset Purchase Agreement in compliance with Article VIII of the Asset Purchase Agreement, which claim notice sets forth (i) a description, in reasonable detail, of the facts and circumstances by reason of which such claim is being made, to the extent then known to the BOCO Indemnified Party, and (ii) the amount of the claim for which a BOCO Indemnified Party is seeking indemnification (the “Claimed Amount”).

(b)       Within thirty (30) calendar days after receipt by Seller and the Escrow Agent of a Claim Notice (the “Response Period”), Seller shall deliver to the BOCO Indemnified Party and to the Escrow Agent a written response (the “Response Notice”) in which Seller shall instruct the Escrow Agent either (i) to release Escrow Funds in the full amount of the Claimed Amount to the BOCO Indemnified Party from the Escrow Account, (ii) to release Escrow Funds equal to part, but not all, of the Claimed Amount (the “Agreed Amount”) to BOCO Indemnified Party from the Escrow Account or (iii) to release no part of the Escrow Funds from the Escrow Account to BOCO Indemnified Party in respect of the Claimed Amount. The Claimed Amount (or any part thereof) that the Escrow Agent is instructed in the Response Notice not to release to BOCO Indemnified Party is herein referred to as the “Contested Amount.”

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(c)       If Seller delivers a Response Notice instructing the Escrow Agent to release only the Agreed Amount to BOCO Indemnified Party, then the Escrow Agent shall, promptly following the receipt of such Response Notice, and in any event within three (3) Business Days of receipt and confirmation pursuant to Section 8 hereto, pay to BOCO Indemnified Party or its designee an amount equal to the Agreed Amount from the Escrow Account.

(d)       If Seller (i) fails to deliver a Response Notice, or otherwise fails to deliver instructions in a Response Notice with respect to any Claimed Amount, within the Response Period, in which case all of the Claimed Amount shall constitute a Contested Amount, or (ii) delivers a Response Notice stating that all or any portion of the Claimed Amount constitutes a Contested Amount, then the BOCO Indemnified Party shall either (i) agree that the Contested Amount is not required to be paid from the Escrow Funds, in which case such amount shall no longer be considered a Contested Amount for any purpose under this Agreement or (ii) initiate the dispute resolution proceedings set forth in Section 9.5 of the Asset Purchase Agreement.

(e)       The Escrow Agent shall only release and deliver any portion of a Contested Amount to BOCO Indemnified Party in accordance with (i) joint written instructions signed by both Buyer and Seller or (ii) a final decision from an arbitrator in proceedings administered by the China International Economic and Trade Arbitration Commission pursuant to Section 9.5 of the Asset Purchase Agreement which identifies all or a portion of the Contested Amount as being owed to the BOCO Indemnified Party. The Escrow Agent shall be entitled to conclusively rely on the opinion of counsel that the arbitration award is final and binding pursuant to Section 9.5 of the Asset Purchase Agreement. Upon receipt of such joint written instruction or such final arbitration award, as the case may be, the Escrow Agent shall pay to such BOCO Indemnified Party promptly, and in any event within three (3) Business Days of receipt and confirmation pursuant to Section 5 hereto, an amount from the Escrow Funds equal to the lesser of (x) the amount required to be paid to the BOCO Indemnified Party in accordance with the joint written instructions or final arbitration decision and (y) the remaining amount of the Escrow Funds. In the event that Seller is the prevailing party in whole or in part in connection with any such dispute, the portion of the Escrow Funds that was not released to any BOCO Indemnified Party pursuant to this Section 5.2(e) shall no longer be considered a Contested Amount for any purpose under this Agreement and shall remain in the Escrow Account until released as provided pursuant to Section 5.3.

5.3       Release at Closing; Final Release.

(a)       At least three Business Days prior to the Closing Date, Buyer, Seller and Alpha Capital shall execute and provide to the Escrow Agent duly executed joint written instructions in the form attached hereto as Schedule 2 (the “Closing Release Instructions”). Following the receipt of the Closing Release Instructions, the Escrow Agent shall, on the Closing Date, deliver to Seller and the Consultants as a whole, as further specified in the Closing Payment Instructions, 85% and 15%, respectively, of the Closing Purchase Price, which shall equal (i) $3,300,000 if the Closing Date is December 1, 2016 or prior thereto or (ii) $3,200,000 if the Closing Date is after December 1, 2016. All disbursements made pursuant to this Section 5.3(a) shall be made in accordance with the provisions set forth in Section 5.5 hereto.

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(b)       On the first Business Day following the first anniversary of the Closing Date (the “Escrow Termination Date”), the Escrow Agent shall deliver to Seller and the Consultants as a whole, 85% and 15%, respectively, of the amount of all of the then remaining Escrow Funds in the Escrow Account less the aggregate amount of all Unresolved Claims (as defined below), with the 15% of the amount of such Escrow Funds distributed by the Escrow Agent to the Consultants in accordance with Schedule 3 hereto (the “Consultants’ Distribution Allocation”). All disbursements made pursuant to this Section 5.3(b) shall be made in accordance with the provisions set forth in Section 5.5 hereto.

(c)       If, on or prior to 11:59 PM (New York time) on the day immediately preceding the Escrow Termination Date, a BOCO Indemnified Party has delivered a Claim Notice that has not been resolved as of the Escrow Termination Date in accordance with Article VIII and Section 9.5 of the Asset Purchase Agreement (each, an “Unresolved Claim”), then the Escrow Agent shall retain in the Escrow Account an amount of Escrow Funds equal to the aggregate amount of the Claimed Amounts for all Unresolved Claims for which the BOCO Indemnified Parties are seeking indemnification until such Unresolved Claims have been resolved in accordance with Article VIII and Section 9.5 of the Asset Purchase Agreement. Following the resolution of each Unresolved Claim in accordance with Article VIII and Section 9.5 of the Asset Purchase Agreement, the Escrow Agent shall be instructed to release and deliver from the Escrow Account to Seller and the Consultants as a whole, 85% and 15%, respectively, of the amount of Escrow Funds equal to the excess, if any, of (i) the amount then remaining in the Escrow Account over (ii) the aggregate amount of the Claimed Amounts for all Unresolved Claims that remain outstanding following the resolution of such Unresolved Claim, with the 15% of the amount of such Escrow Funds distributed to the Consultants by the Escrow Agent in accordance with the Consultants’ Distribution Allocation. When all Unresolved Claims have been resolved in accordance with Article VIII and Section 9.5 of the Asset Purchase Agreement, the Escrow Agent shall release and deliver from the Escrow Account to Seller and the Consultants as a whole, 85% and 15%, respectively, of the amount of all of the then remaining Escrow Funds which had been retained with respect to such Unresolved Claims and not applied in payment thereof, with the 15% of the amount of such Escrow Funds distributed to the Consultants by the Escrow Agent in accordance with the Consultants’ Distribution Allocation. All disbursements made pursuant to this Section 5.3(c) shall be made in accordance with the provisions set forth in Section 5.5 hereto.

5.4       Release to Buyer.

(a)       If the Closing has not occurred in accordance with the Asset Purchase Agreement on or before December 1, 2016 and Buyer has notified the Escrow Agent and Seller of such event, then on the 10th day following such notice, the Escrow Agent shall deliver to Buyer an amount equal to $100,000 from the Escrow Account pursuant to Section 1.7(d) of the Asset Purchase Agreement, unless Seller shall have, in good faith, disputed in writing to the Escrow Agent and Buyer during the 10-day period after receipt of notice from Buyer regarding the failure of the Closing to occur on or before December 1, 2016. If Seller does submit such a dispute in writing prior to the end of such 10-day period, Buyer shall either (i) agree that such amount is not required to be paid to Buyer pursuant to this Escrow Agreement or (B) initiate the dispute resolution proceedings set forth in Section 9.5 of the Asset Purchase Agreement.

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(b)       If the Asset Purchase Agreement is terminated pursuant to Section 7.1 of the Asset Purchase Agreement and Buyer has notified the Escrow Agent and Seller of such event, then on the 10th day following such notice, the Escrow Agent shall deliver to Buyer all of the then remaining funds in the Escrow Account pursuant to Section 7.2(b) of the Asset Purchase Agreement, unless Seller shall have, in good faith, disputed in writing to the Escrow Agent and Buyer during the 10-day period after receipt of notice from Buyer regarding the termination of the Asset Purchase Agreement. If Seller does submit such a dispute in writing prior to the end of such 10-day period, Buyer shall either (A) agree that such remaining funds are not required to be paid to Buyer pursuant to this Escrow Agreement or (B) initiate the dispute resolution proceedings set forth in Section 9.5 of the Asset Purchase Agreement.

5.5       Payment to be Made in Immediately Available Funds. Any payments required to be made to Buyer or its designee pursuant to this Section 5 shall be made by wire transfer of immediately available funds to an account designated by Buyer in writing to the Escrow Agent. Any payments required to be made to Seller or its designee pursuant to this Section 5 shall be made by wire transfer of immediately available funds to an account designated by Seller in writing to the Escrow Agent. Any payments required to be made to a Consultant or his or her respective designee pursuant to this Section 5 shall be made, at the discretion of Consultants’ Representative, (i) by wire transfer of immediately available funds to an account designated by Consultants’ Representative in writing to the Escrow Agent or (ii) by check payable to the name, and mailed by the Escrow Agent via a nationally recognized overnight courier service to the address, in each case designated by Consultants’ Representative in writing to the Escrow Agent.

Section 6      Liability and Duties of the Escrow Agent.

6.1       The Escrow Agent’s responsibilities, duties and obligations under this Escrow Agreement shall be determined solely by the express provisions of this Escrow Agreement which shall be deemed purely ministerial in nature, and no other duties shall be implied, and the Escrow Agent shall not pay the Escrow Funds, or any portion thereof, except in accordance with the terms of this Escrow Agreement. The Escrow Agent shall be under no obligation to refer to any documents other than this Escrow Agreement and the instructions and requests delivered to the Escrow Agent hereunder. The Escrow Agent shall not be obligated to recognize, and shall not have any liability or responsibility arising under, any agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document, other than this Escrow Agreement, between or among Buyer and Seller in connection herewith, if any, including, without limitation, the Asset Purchase Agreement, nor shall the Escrow Agent be required to determine if any person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement. In the event of any conflict between the terms and provisions of this Escrow Agreement relating to the rights or obligations of the Escrow Agent, those of the Asset Purchase Agreement, any schedule or exhibit attached to the Asset Purchase Agreement or any other agreement among Buyer and Seller, the terms and conditions of this Escrow Agreement shall prevail. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Account, nor shall the Escrow Agent have any duty or obligation to make any formulaic calculations of any kind hereunder.

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6.2       The Escrow Agent, including its officers, directors, employees and agents, shall not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by the Escrow Agent, or for any mistake of fact or law or anything which the Escrow Agent may do or refrain from doing in connection herewith, in good faith, unless caused by or arising out of the Escrow Agent’s (or any of its directors, officers, agents or employees) gross negligence, fraud or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by the Escrow Agent hereunder in accordance with the opinion of such counsel. Buyer and Seller shall jointly and severally indemnify and hold the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (collectively, the “Indemnitees”) from and against any and all actual and direct losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel) (collectively “Damages”) to the extent arising out of (a) the Escrow Agent’s (i) performance of this Escrow Agreement in compliance with the terms hereof, (ii) tax reporting or withholding in respect of all amounts held in the Escrow Account, or (iii) enforcement of any rights or remedies under or in connection with this Escrow Agreement, in each case of clause (i), (ii) or (iii), except to the extent that such Damages are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence, fraud or willful misconduct of any Indemnitee, or (b) the Escrow Agent’s following any joint written instructions or other joint written directions from Buyer and Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Such indemnification shall survive the Escrow Agent’s resignation or removal, or the termination of this Escrow Agreement. For the avoidance of doubt, Consultants’ Representative, shall not have any obligation under this Escrow Agreement to indemnify the Escrow Agent or any other Indemnitee for any Damage.

6.3       This Escrow Agreement is a personal one, the Escrow Agent’s duties hereunder being only to Buyer, Seller, Consultants’ Representative and the Consultants, and their respective successors and permitted assigns, and to no other person whomsoever.

6.4       The Escrow Agent may rely or act upon joint written instructions bearing a signature or signatures properly believed by the Escrow Agent to be genuine of Buyer and Seller.

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6.5       In case any property held by the Escrow Agent shall be attached, garnished or levied upon under a court order, or the delivery thereof shall be stayed or enjoined by a court order, or any writ, order, judgment or decree shall be made or entered by any court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Escrow Agreement or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order, judgment or decree, the Escrow Agent shall not be liable to Buyer or Seller or to any other person by reason of such compliance in connection with such litigation.

6.6       The Escrow Agent reserves the right to resign at any time by giving written notice of resignation to Buyer and Seller specifying the effective date thereof. Within thirty (30) days after receiving such notice, Buyer and Seller jointly shall appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held under this Escrow Agreement, less the Escrow Agent’s fees, costs and expenses, whereupon the Escrow Agent shall upon such distribution to a successor escrow agent, be discharged of and from any and all further obligations arising in connection with this Escrow Agreement, except for such liability and expenses which results from the Escrow Agent’s fraud, gross negligence or willful misconduct. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of such thirty-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such proceeding shall be paid one-half by Buyer and one-half by Seller. Until a successor escrow agent has accepted such appointment and the Escrow Agent has transferred the Escrow Funds to such successor escrow agent, the Escrow Agent shall continue to retain and safeguard the Escrow Funds until receipt of a joint written instruction signed by both Buyer and Seller.

6.7       In the event of any disagreement between Buyer and Seller resulting in adverse claims or demands being made in connection with the Escrow Funds or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be permitted to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow.

6.8       The Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and has only possession thereof. If any payments of income from the Escrow Funds shall be subject to withholding regulations then in force with respect to United States taxes, Buyer and Seller agree to provide the Escrow Agent with appropriate forms for or with respect to such withholding. This Section 6.8, Section 6.1 and Section 7 shall survive notwithstanding any termination of this Escrow Agreement or the Escrow Agent’s resignation.

6.9       Seller, Buyer and Consultants’ Representative have provided the Escrow Agent with their respective fully executed IRS Form W-8, or W-9, and/or other required documentation requested by the Escrow Agent prior to the date hereof. The Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms.

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Section 7      Compensation of the Escrow Agent. The Escrow Agent shall be entitled to fees in accordance with the fee schedule attached hereto as Schedule 4. Buyer and Seller agree the “Base Fee’ (as defined in Schedule 4) shall be paid by that one-half of Buyer and one-half by Seller. Buyer and Seller agree the “Variable Fee’ (as defined in Schedule 4) shall be paid solely by Seller. Buyer and Seller shall also pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it following the date of this Escrow Agreement in connection with the performance, modification and termination of this Escrow Agreement, which Buyer and Seller agree shall be paid one-half by Buyer and one-half by Seller, except for any such expenses incurred solely in connection with the disbursement of the Consultants’ Amounts, which shall be paid entirely by Seller. For the avoidance of doubt, Consultants’ Representative shall not have any obligation under this Escrow Agreement to pay or reimburse the Escrow Agent any fee, expense, disbursement, advancement or other amount.

Section 8      Funds Transfer Agreement. Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 5 of this Escrow Agreement, may, unless such requirement is waived by the Escrow Agent, be given to the Escrow Agent only by PDF attached to an email, nationally recognized courier service, facsimile and no instruction for or related to the transfer or distribution of the Escrow Funds, or any portion thereof, shall, unless such requirement is waived by the Escrow Agent, be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 9. In the event funds transfer instructions are given (other than in writing at the time of the execution of this Escrow Agreement) by PDF attached to an email, nationally recognized courier service or facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 5 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory; a list of such authorized signatories is set forth on Schedule 5. The undersigned is authorized to certify that the signatories on Schedule 5 are authorized signatories. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The Parties hereto acknowledge that such security procedure is commercially reasonable. It is understood that the Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any party hereto to identify (a) the beneficiary, (b) the beneficiary’s bank or (c) an intermediary bank. The Escrow Agent may apply funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank, or an intermediary bank, so designated.

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Section 9      Notices. Except for communications from Buyer, Seller or Consultants’ Representative setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 8 of this Escrow Agreement), all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Escrow Agreement will be in writing and will be deemed to have been given upon delivery, when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile, to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

If to Buyer:	BOCO SILICON VALLEY, INC.
43152 Nielson Court
Fremont, CA 94539
Attention:Shirley Zhou

with a copy (which shall not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020-1089
Attention:Peter Su, Esq.,
Ilan Katz, Esq.

If to Seller:	STEMCELLS, INC.
39899 Balentine Drive, Suite 200
Newark, CA 94560
Attention:Kenneth Stratton
Email:ken.stratton@stemcellsinc.com
Tel.:(650) 670-2282

with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
36F, Park Place
1601 Nanjing Road West
Shanghai 200040, PRC
Attention: Arthur Mok, Esq.

If to the Escrow Agent:	Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attention: Accounting Department, Escrow Administration
Email Address: scarter@continentalstock.com

If to Consultants’ Representative:	Mr. Kenneth B. Stratton
774 Knoll Dr.
San Carlos, CA 94070
Email; Ken_Stratton@sbcglobal.net
Tel.: (650) 670-2282

Any party may change the address to which notices are to be delivered by giving the other Parties notice in the manner provided in this Section 9.

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Section 10     Miscellaneous.

10.1       Instructions by Buyer, Seller and Consultants’ Representative. Any instructions or notice delivered by Buyer, Seller and/or Consultants’ Representative pursuant to this Escrow Agreement shall only be valid if signed by a person listed on Schedule 5 under the heading of Buyer, Seller or Consultants’ Representative, as applicable.

10.2       Entire Agreement; Assignment.

(a)       This Escrow Agreement and, in regards to the Parties to this Escrow Agreement other than the Escrow Agent, the agreements and documents referred to herein, contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. In regards to the Escrow Agent, this Escrow Agreement contains the entire agreement and understanding among the Parties with respect to the subject matter hereof.

(b)       Except as otherwise expressly set forth in this Escrow Agreement, this Escrow Agreement may not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Buyer, Seller, Consultants’ Representative and the Escrow Agent (which consent shall not be unreasonably withheld or delayed); provided, however, that Buyer or Seller may assign any of its rights under this Escrow Agreement to one or more of its Affiliates or to any third party by sale of stock or operation of law in connection with a bona fide third party merger or sale of substantially all of such Party’s assets to such third party, provided that any such assignment shall not relieve such Party of any of its obligations hereunder; and provided, further, that the documentation of any successor or permitted assignee required in accordance with the Patriot Act (defined below) must be provided to the Escrow Agent prior to any such assignment becoming effective. Any attempted assignment of this Escrow Agreement not in accordance with the terms of this Section 10.2 shall be void. Any banking association or corporation into which the Escrow Agent (or substantially all of its escrow business) may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the escrow business of the Escrow Agent shall be sold or otherwise transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

10.3       Governing Law. This Escrow Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Escrow Agreement, or the negotiation, execution or performance of this Escrow Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Escrow Agreement or as an inducement to enter into this Escrow Agreement), shall be governed by the internal laws of the State of New York as applicable to agreements made and to be performed entirely within the State of New York, without regard to conflict of law principles or rules.

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10.4       Fees and Expenses. Except as otherwise expressly set forth in this Escrow Agreement, all fees and expenses incurred in connection with this Escrow Agreement, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, however, that the Escrow Agent may impose, charge or pass-through any fees or charges for accounts incurred by it in the performance of its duties under this Escrow Agreement, including those levied by any governmental authority, which Buyer and Seller agree shall be paid one-half by Buyer and one-half by Seller.

10.5       Construction; Interpretation. The term “this Escrow Agreement” means this Escrow Agreement together with all schedules, exhibits and annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Escrow Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Escrow Agreement for purposes of construing the provisions hereof, and all provisions of this Escrow Agreement shall be construed according to their fair meaning and not strictly for or against any party hereto. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Escrow Agreement as a whole, including, without limitation, the schedules, exhibits and annexes, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Escrow Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

10.6       Parties in Interest. This Escrow Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing in this Escrow Agreement, express or implied, is intend to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Escrow Agreement.

10.7       Severability. If any provision of this Escrow Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Escrow Agreement, this Escrow Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable Law, and the Parties shall cooperate in good faith to further modify this Escrow Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the Parties.

10.8       Counterparts; Facsimile Signatures. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Escrow Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Escrow Agreement.

10.9       Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Escrow Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Escrow Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the Parties hereto may file a copy of this Escrow Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury. To the extent that in any jurisdiction either party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

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10.10       Jurisdiction and Venue. Each of the Parties (a) submits to the exclusive jurisdiction of any state or federal court sitting in New York, in any action or proceeding (whether in contract or tort) arising out of or relating to this Escrow Agreement, or the negotiation, execution or performance of this Escrow Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Escrow Agreement or as an inducement to enter into this Escrow Agreement), (b) agrees that all such claims in respect of such action or proceeding shall be heard and determined in any such court and (c) agrees not to bring any such action or proceeding in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Parties with respect thereto. Each of the Parties agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 9. Nothing in this Section 10.10, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. Buyer and Seller agree to pursue any redress or recourse in connection with any dispute that is solely and exclusively among themselves (and/or any third party) without making the Escrow Agent a party to the same. To the extent that in any jurisdiction any of the Parties may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

10.11       Amendment. This Escrow Agreement may not be amended or modified, except by a written instrument executed by Buyer, Seller, Consultants’ Representative (solely with respect to provisions that may affect the rights or obligations of the Consultants hereunder), and the Escrow Agent.

10.12       Termination. This Escrow Agreement shall remain in effect unless and until (a) the Escrow Funds and any interest or other amounts earned thereon are distributed in full or (b) it is terminated in a written instrument executed by Buyer, Seller and Consultants’ Representative, in which event, termination shall take effect no later than ten (10) Business Days after notice to the Escrow Agent of such termination. Termination of this Escrow Agreement shall not impair the obligations of Buyer and Seller set forth in Section 6.1, Section 6.2, Section 6.8 and Section 7 of this Escrow Agreement accruing prior to such termination, which obligations shall survive such termination.

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10.13       Limited Liability. IN NO EVENT SHALL THE ESCROW AGENT, BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

10.14       Force Majeure. Notwithstanding any other provision of this Escrow Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, or unable to perform, such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

10.15       Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, each of Buyer and Seller acknowledges that Section 326 of the USA PATRIOT Act and Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm such party’s identity including without limitation name, address and organizational documents (“identifying information”). Each of Buyer and Seller agrees to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

10.16       Consultants’ Representative. Consultants’ Representative may from time to time designate a successor to act as Consultants’ Representative by delivering a written notice to the Escrow Agent, which successor shall be one of the Consultants and subject to the written approval of Buyer, Seller and the Escrow Agreement, which approval shall not be unreasonably withheld or delayed. Consultants’ Representative may resign at any time, provided that he or she designates a successor in accordance with the preceding sentence. In the event that Consultant’s Representative becomes incapacitated and has not designated a successor in accordance with the first sentence of this Section 10.16, Ian Massey shall be designated as Consultants’ Representative.

* * * *

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IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement on the day and year first above written.

BOCO SILICON VALLEY, INC.

By:	/s/ Xiangli Zhou
Name:	Xiangli Zhou
Title:	CEO/GM

STEMCELLS, INC.

By:	/s/ Ken Stratton
Name:	Ken Stratton
Title:	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/
Name:
Title:

kenneth b. stratton
in his capacity as representative to the Consultants

By:	/s/ Kenneth Stratton

Alpha Capital Anstalt
solely with respect to Section 5.3(a)

By:	/s/
Name:
Title:

SCHEDULE 2

Closing Release Instructions

November 11, 2016

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attention: Accounting Department, Escrow Administration

Email Address: scarter@continentalstock.com

Re: Release Instructions / Escrow Account no.

Dear Sir/Madam:

We refer to the Escrow Agreement, made and entered into as of November 11, 2016, by and among BOCO Silicon Valley, Inc., StemCells, Inc. (“Seller”), Continental Stock Transfer & Trust Company, Kenneth B. Stratton in his capacity as representative to the Consultants, and Alpha Capital Anstalt. Capitalized terms used but not defined in this letter shall have the meaning as used in the Escrow Agreement.

In accordance with Section 5.3(a) of the Escrow Agreement, we hereby request you to release the Escrow Funds from the Escrow Account on date of the Closing Date (the “Closing Date”) as follows:

1.	To Seller:

a.	Amount to Seller:

b.	To the bank account identified by the following information:

i.	Bank name

ii.	Bank address

iii.	SWIFT

iv.	Other bank reference number as necessary

v.	Correspondent banking details (if any)

vi.	Account number

vii.	Beneficiary name

viii.	Beneficiary address

2.       To the Consultants:

a.       Total Amount to the Consultants:

b.       The Escrow Agent shall mail via a nationally recognized overnight courier service to each Consultant a check in the dollar amount and to the address, in each case, set forth opposite the name of each such Consultant in the following table:

Name of Consultant	If the Closing Date is December 1, 2016 or prior thereto	If the Closing Date is after December 1, 2016	Address

Total

IN WITNESS WHEREOF, the undersigned have executed these Closing Release Instructions on the day and year first above written.

BOCO SILICON VALLEY, INC.

By:
Name:
Title:

STEMCELLS, INC.

By:
Name:
Title:

Alpha Capital Anstalt

By:
Name:
Title:

SCHEDULE 4

Fees

The base fee shall be $400 per month (the “Base Fee”).

Each time a distribution is made to a Consultant, the Escrow Agent shall charge an administration fee of $50.00 per payment (the “Variable Fee”). For example if an aggregate amount of $495,000 is paid at the Closing to 16 Consultants, a Variable Fee of $800 will be paid to the Escrow Agent for such payments.

SCHEDULE 5

Telephone Number(s) for Call-backs and
Person(s) Designated to Give and Confirm Funds Transfer and Other Instructions

If to Buyer:

	Name	Telephone Number	Signature

1.	Shirley Zhou

2.

If to Seller:

1.	Kenneth Stratton	(650) 670-2282

2.	George Koshy

3.

4.

If to Consultants’ Representative:

1.	Kenneth Stratton	(650) 670-2282

2.	Ian Massey

3.

4.

All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.